UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 River Ridge Drive, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01     Regulation FD Disclosure
On May 17, 2017, Blue Hills Bancorp, Inc. (the "Company") announced that on May 16, 2017, its Board of Directors declared a special dividend of $0.20 per common share and a regular quarterly cash dividend of $0.05 per common share. Both dividends will be payable on or about June 14, 2017, to stockholders of record as of May 31, 2017. The Company’s press release announcing the dividends is included as Exhibit 99.1 to this Report.
In addition, the Company hereby files the Annual Meeting Presentation delivered at the Company’s Annual Meeting of Stockholders on May 17, 2017, a copy of which is attached hereto as Exhibit 99.2.
Item 9.01     Financial Statements and Exhibits

Exhibit	Description

99.1	Press release date May 17, 2017
99.2	Annual Meeting Presentation May 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: May 17, 2017	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer